TRADEMARK ASSIGNMENT AND AGREEMENT

TRADEMARK ASSIGNMENT AND AGREEMENT (this “Assignment”) is made effective as of August 13, 2007 (the “Effective Date”), by and between VICIS CAPITAL MASTER FUND, a sub-trust of the Vicis Capital Master Trust, a trust organized under the laws of the Cayman Islands (the “Assignee”), and MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the “Assignor”). This Assignment is made as part of Assignee's acceptance of collateral in partial satisfaction of debt owed by Assignor to Assignee.

WHEREAS, Assignee owns an interest in the mark “MEDICAL MEDIA TELEVISION, INC.” ("MMTV Mark"), and the goodwill of the business symbolized by such mark; and

WHEREAS, in connection with the partial satisfaction of certain debt owed by Assignor to the Assignee, Assignee wishes to acquire any interest Assignor may have in the MMTV Mark and the goodwill associated therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns and transfers unto Assignee, Assignor’s entire right, title and interest in and to the following:

(a)	The MMTV Mark;

(b)	All logos and phrases related to the MMTV Mark; and

(c)	The goodwill associated with Assignor’s interest in the MMTV Mark.

2. License. Assignee hereby grants to Assignor (and all of its assigns) a perpetual, non-exclusive, royalty-free license to use the MMTV Mark (the "License"); provided that the Assignor may only use the MMTV Mark in such manner as is consistent with Assignor's past practices prior to the date hereof. Assignee, in its sole discretion, may revoke this License at any time upon written notice (the "Notice") to the Assignor. Within 20 days after the date of the Notice, the Assignor shall (a) cease use of the MMTV Mark; (b) take all necessary action to change its legal name to a name different from Medical Media Television, Inc.; and (c) remove from its assets, properties, stationery, literature and Internet website any and all references to the MMTV Mark. Thereafter, the Assignor shall not, and shall cause its Affiliates to not, use the MMTV Mark. In the event that the Assignor or any of its Affiliates breach this Agreement, the Assignee shall be entitled to specific performance of this Section 2 and to injunctive relief against further violations, as well as other remedies at law or in equity available.

3. Counterparts. This Assignment may be signed in one or more counterparts, each of which shall be an original and all of which shall be considered one and the same agreement, and shall become effective when both parties have received a counterpart signed by the other party.

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed by its duly authorized officer as of the date written below.

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

By:	/s/ Shad Stastney
Shad Stastney
Chief Operating Officer

MEDICAL MEDIA TELEVISION, INC.

By:	/s/ Philip M. Cohen
Philip M. Cohen
President and Chief Executive Officer